EXHIBIT 11.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation on Form 1-K of InterCare Dx, Inc. of our report dated May 10, 2022, which includes an explanatory paragraph as to the InterCare Dx, Inc’s ability to continue as a going concern, relating to our audit of the balance sheet as of December 31, 2021, and the statements of operations, stockholders' deficit and cash flows for the year ended December 31, 2021.

/s/ Victor Mokuolu, CPA PLLC

Houston, Texas

May 20, 2022

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